Exhibit(b)(4)


                              AMENDMENT TO BY-LAWS
                              --------------------

                               CASH ACCOUNT TRUST
                              CASH EQUIVALENT FUND
                              INVESTORS CASH TRUST
                          INVESTORS MUNICIPAL CASH FUND
                         SCUDDER AGGRESSIVE GROWTH FUND
                             SCUDDER BLUE CHIP FUND
                           SCUDDER DYNAMIC GROWTH FUND
                              SCUDDER EQUITY TRUST
                      SCUDDER FOCUS VALUE PLUS GROWTH FUNDS
                              SCUDDER GROWTH TRUST
                           SCUDDER HIGH INCOME SERIES
                 SCUDDER INTERMEDIATE GOVERNMENT & AGENCY TRUST
                             SCUDDER INVESTORS TRUST
                               SCUDDER MONEY FUNDS
                         SCUDDER MUNICIPAL INCOME TRUST
                               SCUDDER PORTFOLIOS
                      SCUDDER STATE TAX-FREE INCOME SERIES
                          SCUDDER STRATEGIC INCOME FUND
                    SCUDDER STRATEGIC MUNICIPAL INCOME TRUST
                               SCUDDER TARGET FUND
                             SCUDDER TECHNOLOGY FUND
                            SCUDDER TOTAL RETURN FUND
                    SCUDDER U.S. GOVERNMENT SECURITIES FUNDS
                           SCUDDER VALUE SERIES, INC.
                           SCUDDER VARIABLE SERIES II
                             SCUDDER YIELDWISE FUND
                    TAX-EXEMPT CALIFORNIA MONEY MARKET FUNDS


                               September 24, 2004

Section 4.7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-laws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties as from time to time may be assigned to him by the Trustees, the President, or the Chief Financial Officer. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 4.7a. Chief Financial Officer. The Chief Financial Officer shall be the principal financial and accounting officer of the Trust. The Chief Financial Officer shall be responsible for executing such certifications with respect to the financial reports and other reports of the Trust as are required by law, rule or regulation to be executed by a Chief Financial Officer. The Chief Financial Officer shall perform such other duties as may be assigned to him by the Trustees. The Chief Financial Officer shall render to the president and Trustees, at the regular meetings of the

Trustees or whenever it may so require, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Trust.